UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 4, 2006
Date of Report (Date of earliest event reported)

Exact Name of Registrant as Specified in Its Charter; State of
Commission File	Incorporation; Address of Principal Executive Offices; and	IRS Employer
Number	Telephone Number	Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street — 37th Floor P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

000-16844	PECO ENERGY COMPANY (a Pennsylvania corporation) P.O. Box 8699 2301 Market Street Philadelphia, Pennsylvania 19101-8699 (215) 841-4000	23-0970240

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348 (610) 765-6900	23-3064219
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events
On August 4, 2006, the board of directors of Exelon Corporation (Exelon) held a special meeting and adopted the following resolutions authorizing continued settlement discussions in the proceedings before the New Jersey Board of Public Utilities (NJBPU) relating to the proposed merger of Exelon and Public Service Enterprise Group Incorporated (PSEG):
          WHEREAS, Exelon Corporation (“Exelon”) and Public Service Enterprise Group Incorporated (“PSEG”) are parties to an Agreement and Plan of Merger dated as of December 20, 2004 (the “Merger Agreement”), pursuant to which PSEG will merge with and into Exelon on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), and the Merger Agreement provides that either Exelon or PSEG may terminate the Merger Agreement at any time after June 20, 2006;
          WHEREAS, Exelon and PSEG have been engaged in protracted proceedings seeking approval of the Merger by the New Jersey Board of Public Utilities (“NJBPU”) and have had discussions with various parties to those proceedings in an effort to reach a settlement agreement on the proposed terms and conditions on which the NJBPU would approve the Merger;
          WHEREAS, the board of directors, at its meeting on July 25, 2006, reviewed and considered the analysis and advice of Exelon management, Exelon legal counsel, and Exelon’s financial advisors, regarding the economic and strategic merits of the Merger and, in an effort to accelerate progress in settlement discussions in the proceedings before the NJBPU, authorized Exelon management to present the highest and best settlement offer that the board of directors believed it could justify, consistent with the assumptions underlying the analyses presented to the board of directors (the “Settlement Proposal”), with the expectation that the NJBPU staff and other principal parties would respond to the Settlement Proposal promptly;
          WHEREAS, the Settlement Proposal was presented to the NJBPU staff on July 26, 2006, and was provided to other parties to the NJBPU proceedings on July 27, 2006, and because an active dialog continues toward a possible settlement agreement and the NJBPU has recently committed to work seven days a week toward settlement, Exelon management considers it appropriate to allow for additional time for settlement discussions and the consideration of alternatives that may be presented within the overall parameters of the Settlement Proposal;
          RESOLVED, that the Chairman, President and Chief Executive Officer and other appropriate Exelon officers are authorized to continue efforts to negotiate a settlement agreement with the staff of the NJBPU on a basis substantially consistent with, and within the overall parameters of, the Settlement Proposal; provided that any settlement shall be subject to the further review and final approval by the board of directors.
          RESOLVED, that the Chairman, President and Chief Executive Officer and other appropriate Exelon officers are directed to report to the board of directors or its authorized committee on a weekly basis regarding the status of the settlement negotiations in the proceedings before the NJBPU, and the Chairman, President and Chief Executive Officer is directed to call a meeting of the board of directors if a satisfactory settlement agreement is not concluded on or before August 21, 2006 or if at any earlier time he determines that further settlement discussions will not result in a satisfactory settlement agreement.
On August 4, 2004, Exelon and PSEG issued a joint statement regarding the action taken by the Exelon board of directors and the settlement negotiations in the proceedings before the NJBPU. A copy of the joint statement is attached as Exhibit 99.1.

*   *   *   *
This combined Form 8-K is being furnished separately by Exelon, Commonwealth Edison Company (ComEd), PECO Energy Company (PECO) and Exelon Generation Company, LLC (Generation) (Registrants). Information contained herein relating to any individual registrant has been furnished by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.
Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants’ 2005 Annual Report on Form 10-K—ITEM 1A. Risk Factors, (b) the Registrants’ 2005 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20, ComEd—Note 17, PECO—Note 15 and Generation—Note 17, and (c) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	August 4, 2006 joint statement of Exelon Corporation and Public Service Enterprise Group Incorporated

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION PECO ENERGY COMPANY EXELON GENERATION COMPANY, LLC
/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets, and Chief Financial Officer Exelon Corporation

COMMONWEALTH EDISON COMPANY
/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President, Chief Financial Officer, Treasurer and Chief Risk Officer Commonwealth Edison Company

August 4, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	August 4, 2006 joint statement of Exelon Corporation and Public Service Enterprise Group Incorporated